UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2020

American Renal Associates Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37751 (Commission File Number)	27-2170749 (IRS Employer Identification Number)

500 Cummings Center Beverly, Massachusetts (Address of principal executive offices)		01915 (Zip code)

(978) 922-3080
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ARA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 1, 2020, American Renal Associates Holdings, Inc., a Delaware corporation (“ARA”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IRC Superman Midco, LLC, a Delaware limited liability company (“Parent”) and an affiliate of Nautic Partners, LLC, and Superman Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into ARA (the “Merger”), with ARA continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Parent. The board of directors of ARA (the “ARA Board”) has unanimously approved the Merger Agreement and the transactions contemplated thereby (including the Merger) and has directed that the Merger Agreement be submitted to the stockholders of ARA for their adoption.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) and as a result of the Merger, each share of common stock of ARA issued and outstanding immediately prior to the Effective Time (other than (i) shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time and shares owned by ARA, including shares held in treasury by ARA, and in each case not held on behalf of third parties, and (ii) shares as to which the holders thereof have properly demanded appraisal with respect thereto under Delaware law and have not effectively withdrawn such demand) will be converted automatically into and will thereafter represent the right to receive $11.50 in cash, without interest (the “Per Share Merger Consideration”). In addition, immediately prior to the Effective Time and as a result of the Merger, (a) each option to purchase shares of ARA common stock that is outstanding and unexercised immediately prior to the Effective Time will automatically become immediately vested and, at the Effective Time, will automatically be converted into the right to receive a cash payment equal to the product of (x) the total number of shares subject to the option multiplied by (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per share under such option, and (b) each outstanding award of restricted stock and each outstanding award of restricted stock units that is outstanding immediately prior to the Effective Time will automatically become immediately vested and, at the Effective Time, will automatically be converted into the right to receive a cash payment equal to the product of (x) the total number of shares subject to such award immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, in each case of (a) and (b) without interest and less applicable taxes required to be withheld.

The consummation of the Merger is subject to customary closing conditions, including, among others, the following conditions to the obligations of either party: (i) the adoption of the Merger Agreement by the holders of a majority of ARA’s outstanding shares of common stock; (ii) the absence of any applicable law or governmental order prohibiting, restraining or enjoining the consummation of the Merger; (iii) the expiration or termination of any applicable waiting period (and extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of any required approvals thereunder; (iv) the accuracy of the other party’s representations and warranties in the Merger Agreement, subject to customary exceptions; and (v) the other party’s performance and compliance with its covenants and obligations under the Merger Agreement in all material respects. Furthermore, the consummation of the Merger is subject to the following additional conditions to the obligations of Parent and Merger Sub: (i) the absence of a “Material Adverse Effect” (as defined in the Merger Agreement) with respect to ARA and its subsidiaries, taken as a whole, and (ii) the receipt of certain specified healthcare regulatory approvals.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating ARA to conduct its business in the ordinary course and not engage in certain specified transactions or activities without Parent’s prior consent. In addition, the Merger Agreement obligates ARA to call and hold a meeting of its stockholders for the purpose of adopting the Merger Agreement and, subject to certain exceptions, requires the ARA Board to recommend to the ARA stockholders that they vote in favor of the adoption of the Merger Agreement and approval of the Merger (and not withdraw, rescind or materially adversely change or qualify such recommendation). However, subject to the satisfaction of certain terms and conditions, ARA and the ARA Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the ARA Board’s recommendation and entering into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) if, among other things, the ARA Board (or a duly authorized committee thereof) has determined after consultation with its outside legal counsel and financial advisors that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law. The Merger Agreement also contains a “go-shop” provision pursuant to which ARA retains the right to initiate, solicit, facilitate and encourage any inquiry or acquisition proposal from third parties and engage in discussions and negotiations with respect to such alternative acquisition proposals through November 10, 2020 (the “No-Shop Period Start Date”).

From the No-Shop Period Start Date until the Effective Time, ARA has agreed not to initiate, solicit, knowingly facilitate or knowingly encourage any inquiries or discussions with respect to, or the making of, any proposal or offer that constitutes or would be reasonably likely to result in an Acquisition Proposal (as defined in the Merger Agreement), or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if ARA receives a bona fide Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement that the ARA Board (or a duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal, ARA may take certain actions to participate in discussions and negotiations and furnish information with respect to such Acquisition Proposal, after providing written notice to Parent of such determination.

The Merger Agreement also contains certain termination rights for ARA and Parent, including the right of ARA to terminate the Merger Agreement to accept a Superior Proposal after complying with certain requirements. In addition, either party may terminate the Merger Agreement if the Merger is not consummated on or before March 1, 2021 (subject to extension as set forth in the Merger Agreement). The Merger Agreement further provides that, in the event of the termination of the Merger Agreement in connection with an Acquisition Proposal that the ARA Board determines is a Superior Proposal and in other certain specified circumstances, ARA may be required to pay Parent a termination fee of approximately $12.1 million or, under certain specified circumstances in connection with a bona fide written Acquisition Proposal received prior to the No-Shop Period Start Date, a termination fee of approximately $5 million. The Merger Agreement also provides that Parent may be required to pay ARA a reverse termination fee of approximately $32.2 million under certain specified circumstances.

Parent has obtained financing commitments for the purpose of financing the transactions contemplated by the Merger Agreement and paying related fees and expenses (the “Financing”). Nautic Partners VIII, L.P., Nautic Partners VIII-A, L.P., Nautic Partners IX, L.P. and Nautic Partners IX-A, L.P. have committed to capitalize Parent, prior to the closing of the Merger (the “Closing”), with an aggregate equity contribution of up to $450 million, subject to the terms and conditions set forth in an equity commitment letter. Investments funds and accounts managed by HPS Investments Partners, LLC (the “Lenders”) have agreed to provide Parent and Merger Sub with committed debt financing in an aggregate principal amount of up to $150 million on the terms set forth in a debt commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to customary terms and conditions. The Merger Agreement provides that Parent and Merger Sub will use reasonable best efforts to take all actions and to do all things necessary, proper or advisable to arrange, obtain and consummate the Financing on or prior to the Closing. The Merger is not conditioned on Parent’s receipt of the Financing.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this report are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about ARA in its public reports filed with the Securities and Exchange Commission (“SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to ARA, Parent or Merger Sub or their respective affiliates.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about ARA. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and are also qualified in important part by a confidential disclosure schedule delivered by ARA to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, Centerbridge Capital Partners, L.P. and certain of its affiliates (collectively, the “Centerbridge Stockholders”), which together beneficially own approximately 53.4% of the outstanding shares of common stock of ARA, entered into a Voting and Support Agreement with Parent (the “Voting Agreement”) pursuant to which, among other things and subject to the terms and conditions therein, the Centerbridge Stockholders agreed to vote their shares of ARA common stock (i) in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) against any action or agreement that would reasonably be expected to result in a breach of any obligation of ARA or any of its subsidiaries or affiliates under the Merger Agreement or that would reasonably be expected to result in any of the conditions to ARA’s or any of its subsidiaries’ or affiliates’ obligations under the Merger Agreement not being fulfilled, and (iii) against (a) any Acquisition Proposal, (b) any agreement, transaction or other matter intended to or reasonably expected to materially and adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger, (c) any reorganization, recapitalization, dissolution or liquidation of ARA or its subsidiaries, (d) any change in the majority of the ARA Board, and (e) any material change in ARA’s capitalization or corporate structure. In addition, each Centerbridge Stockholder waived appraisal rights.

The Centerbridge Stockholders have also agreed, to the extent requested by the ARA Board (or an independent committee of disinterested members of the ARA Board) in connection with any Acquisition Proposal which the ARA Board or such committee has determined in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal, to enter into a supplemental agreement in favor of the person or group that submitted such Acquisition Proposal on the same terms and conditions as the supplemental agreement that the Centerbridge Stockholders entered into with Parent on the date hereof, pursuant to which the Centerbridge Stockholders agreed, subject to the limitations therein, to reimburse the Company for fifty percent of any fines, penalties or reasonable and documented out-of-pocket expenses incurred in connection with the SEC investigation previously disclosed by the Company in its public reports filed with the SEC, subject to a $5 million aggregate reimbursement cap.

The Voting Agreement terminates upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) in the event the Merger Agreement is amended without the prior consent of the Centerbridge Stockholders and such amendment (a) decreases the Per Share Merger Consideration, (b) changes the form of consideration payable under the Merger Agreement to the Centerbridge Stockholders, (c) imposes any additional material restrictions on or additional conditions on the payment of the Per Share Merger Consideration to ARA’s stockholders, (d) imposes any additional material restrictions or obligations on the Centerbridge Stockholders, or (e) otherwise materially and adversely affects the Centerbridge Stockholders, (iv) mutual consent by the Centerbridge Stockholders and Parent, (v) the conclusion of the vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and the shares held by the Centerbridge Stockholders have been voted as specified therein, or (vi) the ARA Board changing its recommendation that ARA’s stockholders adopt the Merger Agreement in accordance with the terms of and to the extent permitted by the Merger Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 2, 2020, ARA announced that it had entered into the Merger Agreement. A copy of the press release containing the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit contained in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall this item or the exhibit be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a  filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of October 1, 2020, by and among IRC Superman Midco, LLC, Superman Merger Sub, Inc. and American Renal Associates Holdings, Inc.
10.1
Voting and Support Agreement, dated as of October 1, 2020, by and among IRC Superman Midco, LLC, the stockholders of American Renal Associates Holdings, Inc. (“ARA”) party thereto and solely for purposes of Sections 8 and 21 therein, ARA.

99.1	Press release, dated October 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and contained in Exhibit 101).

*The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. ARA will furnish copies of any such schedules to the SEC upon request.

* * *

Additional Information and Where to Find It

This communication relates to the proposed merger (the “Merger”) of American Renal Associates Holdings, Inc., a Delaware corporation (“ARA”), with IRC Superman Midco, LLC, a Delaware limited liability company (“Parent”) and portfolio company of Nautic Partners, LLC, and Superman Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of October 1, 2020, by and among ARA, Parent and Merger Sub (the “Merger Agreement”).

This communication may be deemed solicitation material in respect of the Merger. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed merger, ARA plans to file with the Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. ARA may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by ARA with the SEC. ARA’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY ARA WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of the proxy statement and other documents ARA files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. ARA makes available free of charge at www.americanrenal.com (in the “SEC Filings” section under the “Investor Relations” heading), copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

ARA and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from ARA’s stockholders in connection with the proposed merger. Security holders may obtain information regarding the names, affiliations and interests of ARA’s directors and executive officers in ARA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 16, 2020, and its definitive proxy statement for the 2020 annual meeting of stockholders, which was filed with the SEC on March 20, 2020, including the definitive additional materials filed with the SEC on April 24, 2020. To the extent the holdings of ARA securities by ARA’s directors and executive officers have changed since the amounts set forth in ARA’s proxy statement for its 2020 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger will be included in the proxy statement relating to the proposed merger when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and ARA’s website at www.americanrenal.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain information, including financial estimates and statements as to, among other things, the expected timing, completion and effects of the proposed merger between ARA and Parent, which may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties, and actual results may materially differ. All statements other than statements of historical fact or relating to present facts or current conditions included in this communication are forward-looking statements. Such forward-looking statements include, among others, ARA’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should” and other similar words.

The forward-looking statements contained in this communication, including without limitation statements regarding the anticipated benefits and effects of the anticipated merger of ARA and Parent, are based on assumptions that ARA has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that ARA believes are appropriate under the circumstances. These statements are not guarantees of performance or results. These assumptions and ARA’s future performance or results involve risks and uncertainties, many of which are beyond ARA’s control. Such risks and uncertainties include, among others, the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; the failure by Parent or Merger Sub to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the Merger; the risk that the Merger Agreement may be terminated in circumstances requiring ARA to pay a termination fee; the risk that the Merger disrupts ARA’s current plans and operations or diverts management’s attention from its ongoing business; the effect of the announcement of the Merger on the ability of ARA to retain and hire key personnel and maintain relationships with its customers, suppliers, physician partners and others with whom it does business; the effect of the announcement of the Merger on ARA’s operating results and business generally; the amount of costs, fees and expenses related to the Merger; the risk that ARA’s stock price may decline significantly if the Merger is not consummated; the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against ARA and others; the effect of the ongoing COVID-19 pandemic and responses thereto; the effect of the restatement of ARA’s previously issued financial results and related matters and the related SEC investigation; ARA’s ability to remediate material weaknesses in ARA’s internal control over financial reporting; continuing decline in the number of patients with commercial insurance or any regulatory or other changes leading to changes in the ability of patients with commercial insurance coverage to receive charitable premium support; decline in commercial payor reimbursement rates; reduction of government-based payor coverage and reimbursement rates or insufficient rate increases or adjustments that do not cover all of ARA’s operating costs; ARA’s ability to successfully develop de novo clinics, acquire existing clinics and attract new nephrologist partners; ARA’s ability to compete effectively in the dialysis services industry; the performance of ARA’s joint venture subsidiaries and their ability to make distributions to ARA; federal or state healthcare laws that could adversely affect ARA; ARA’s ability to comply with all of the complex federal, state and local government regulations that apply to its business, including those in connection with federal and state anti-kickback laws and state laws prohibiting the corporate practice of medicine or fee-splitting; heightened federal and state investigations and enforcement efforts; changes in the availability and cost of erythropoietin-stimulating agents and other pharmaceuticals used in ARA’s business; development of new technologies or government regulation that could decrease the need for dialysis services or decrease ARA’s in-center patient population; ARA’s ability to timely and accurately bill for ARA’s services and meet payor billing requirements; claims and losses relating to malpractice, professional liability and other matters; the sufficiency of ARA’s insurance coverage for those claims and rising insurances costs, and negative publicity or reputational damage arising from such matters; loss of any members of ARA’s senior management; damage to ARA’s reputation or ARA’s brand and ARA’s ability to maintain brand recognition; ARA’s ability to maintain relationships with its medical directors and renew its medical director agreements; shortages of qualified skilled clinical personnel, or higher than normal turnover rates; competition and consolidation in the dialysis services industry; deterioration in economic conditions, particularly in states where we operate a large number of clinics, or disruptions in the financial markets or the effects of natural or other disasters, public health crises or adverse weather events; the participation of ARA’s physician partners in material strategic and operating decisions and ARA’s ability to favorably resolve any disputes; ARA’s ability to honor obligations under the joint venture operating agreements with its physician partners were they to exercise certain put rights and other rights; unauthorized disclosure of personally identifiable, protected health or other sensitive or confidential information; ARA’s ability to meet its obligations and comply with restrictions under its substantial level of indebtedness; and the ability of ARA’s principal stockholder, whose interests may conflict with yours, to strongly influence or effectively control ARA’s corporate decisions. For additional information, please see ARA’s filings with the SEC. Additional factors or events that could cause ARA’s actual performance to differ from these and other forward-looking statements may emerge from time to time, and it is not possible for ARA to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, ARA’s actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made in this communication speaks only as of the date on which it is made. ARA undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated: October 2, 2020	By:	/s/ Joseph A. Carlucci
	Name:	Joseph A. Carlucci
	Title:	Chief Executive Officer and Chairman of the Board of Directors